UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2017, our board of directors (the “Board”) appointed Michael E. Castagna, Pharm.D., as our Chief Executive Officer and appointed Rosabel R. Alinaya as our acting Chief Financial Officer, replacing Matthew J. Pfeffer in those capacities. Dr. Castagna was also concurrently appointed as a member of our Board. To facilitate an orderly transition, Mr. Pfeffer is expected to remain employed by us until July 31, 2017.

From March 2016 until his appointment as our Chief Executive Officer, Dr. Castagna, age 40, served as our Corporate Vice President and Chief Commercial Officer. From November 2012 until March 2016, Dr. Castagna was at Amgen, Inc., where he initially served as Vice President, Global Lifecycle Management and was most recently Vice President, Global Commercial Lead for Amgen’s Biosimilar Business Unit. From 2010 to 2012, Dr. Castagna served as Executive Director, Immunology, at Bristol-Myers Squibb Co. Before BMS, Dr. Castagna served as Vice President & Head, Biopharmaceuticals, North America, at Sandoz, a division of Novartis AG. He has also held positions with commercial responsibilities at EMD (Merck) Serono, Pharmasset and DuPont Pharmaceuticals. He received his pharmacy degree from University of the Sciences-Philadelphia College of Pharmacy, a Doctor of Pharmacy from Massachusetts College of Pharmacy & Sciences and an MBA from The Wharton School of Business at the University of Pennsylvania.

In connection with Dr. Castagna’s appointment as our Chief Executive Officer, the Board approved an increase to Dr. Castagna’s annual base salary from $400,000 to $500,000 and an increase to his annual target performance-bonus opportunity from 50% to 60% of his base salary. In addition, on May 29, 2017 the Board granted Dr. Castagna (i) an option to purchase 231,900 shares of our common stock under our 2013 Equity Incentive Plan (the “Plan”), with such shares vesting in four equal installments upon the achievement of specified quarterly product sales, and (ii) an option to purchase 191,000 shares of our common stock under the Plan, with 25% of such shares vesting one year after May 25, 2017 and the balance vesting in equal monthly installments over the following 36 months. In accordance with the Plan, the options have an exercise price of $1.52 per share, which is equal to the closing price of our common stock as reported on The NASDAQ Global Market on May 26, 2017.

Ms. Alinaya, age 56, has served as our Senior Vice President, Principal Accounting Officer since January 2016, with responsibility for finance, accounting, tax, treasury, investor relations and risk management. From March 2011 to January 2016, Ms. Alinaya served as our Vice President, Finance and before that served as our Corporate Controller since June 2003. Ms. Alinaya began her career at Deloitte & Touche LLP, graduating from California State University, Northridge and is a Certified Public Accountant. She is also a member of the American Institute of Certified Public Accountants and a member of the California Society of Certified Public Accountants.

In connection with her appointment to acting Chief Financial Officer, on May 29, 2017 the Board granted Ms. Alinaya a performance-based stock option under the Plan, exercisable for 50,000 shares of our common stock. The shares subject to the option vest in four equal installments upon the achievement of specified quarterly product sales. In accordance with the Plan, the option has an exercise price of $1.52 per share, which is equal to the closing price of our common stock as reported on The NASDAQ Global Market on May 26, 2017.

Each of the foregoing stock options are evidenced by a Stock Option Grant Notice and Option Agreement (collectively, the “Grant Documents”), which, together with the Plan, set forth the terms and conditions of the options. The foregoing description of the options does not purport to be complete and is qualified in its entirety by reference to the Plan, filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 000-50865), filed with the Securities and Exchange Commission (“SEC”) on August 9, 2016, and the forms of Grant Documents under the Plan, filed as Exhibits 99.2 and 99.3 to our Registration Statement on Form S-8 (File No. 333-188790), filed with the SEC on May 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Dated: June 1, 2017	By:	/s/ David Thomson
		Name:	David Thomson, Ph.D., J.D.
		Title:	Corporate Vice President, General Counsel and Secretary